                                                                     Exhibit 4.2


             ______________________________________________________

                              PURCHASE AGREEMENT

                                     AMONG

                        ALACRITY COMMUNICATIONS, INC.,

                          TRIOPHY INVESTMENTS, LTD.,

                           CURRENT VENTURES II, LTD.

                            TRANSWITCH CORPORATION

                                      AND

                          TXC ACQUISITION CORPORATION


                          Dated as of August 1, 2000


             ______________________________________________________

                             TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I -- DEFINITIONS.......................................................................................   1

   1.1.  Definitions...........................................................................................   1

ARTICLE II -- PURCHASE AND SALE................................................................................   3

   2.1.  Purchase and Sale.....................................................................................   3
   2.2.  Closing...............................................................................................   3
   2.3.  Exchange Agent........................................................................................   3
   2.4.  No Fractional TranSwitch Common.......................................................................   3
   2.5.  Distribution of TranSwitch Stock......................................................................   4

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF ALACRITY AND SELLERS..........................................   5


ARTICLE IV -- ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................   5

   4.1.  Title to and Validity of Notes........................................................................   5
   4.2.  Authority.............................................................................................   6
   4.3.  Consent, Approvals....................................................................................   6
   4.4.  Power To Act as Trustee or Executor...................................................................   6
   4.5.  Access to Information; Accredited Investor Representation.............................................   6
   4.6.  Purchase for Investment...............................................................................   7

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF TRANSWITCH AND MERGER SUB.......................................   7


ARTICLE VI -- COVENANTS OF THE SELLERS.........................................................................   7

   6.1.  Confidentiality.......................................................................................   7

ARTICLE VII -- COVENANTS OF TRANSWITCH.........................................................................   8

   7.1.  Confidentiality.......................................................................................   8
   7.2.  Resale Registration Statement.........................................................................   8
   7.3.  1934 Act Reports......................................................................................   9

ARTICLE VIII -- COVENANTS OF ALL PARTIES.......................................................................   9

   8.1.  Best Efforts..........................................................................................   9
   8.2.  Certain Filings.......................................................................................   9
   8.3.  Public Announcements..................................................................................   9

ARTICLE IX -- CONDITIONS TO CLOSING............................................................................   9

   9.1.  Conditions to the Obligations of Each Party...........................................................  10

   9.2. Conditions to Obligation of TranSwitch..............................................................   10
   9.3. Conditions to Obligation of Sellers.................................................................   11

ARTICLE X -- RESERVED.......................................................................................   12


ARTICLE XI -- MISCELLANEOUS.................................................................................   13

   11.1. Notices............................................................................................   13
   11.2. Entire Agreement...................................................................................   14
   11.3. Governing Law; Consent to Jurisdiction.............................................................   14

Schedules
---------
Schedule 2.1   List of Sellers

                              PURCHASE AGREEMENT


          AGREEMENT dated as of August 1, 2000 among Alacrity Communications, Inc., a California corporation ("Alacrity"); Triophy Investments, Ltd.
                                 --------
("Triophy"), Current Ventures II, Ltd. ("CVII" and together with Triophy, the
  -------                                ----
"Sellers"); TranSwitch Corporation, a Delaware corporation ("TranSwitch") and
--------                                                     ----------
TXC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of TranSwitch ("Merger Sub").
                ----------

                             W I T N E S S E T H :

          WHEREAS, TranSwitch, Merger Sub, Alacrity and the other parties thereto have entered into an Agreement and Plan of Reorganization dated as of July 25, 2000 (the "Merger Agreement"), whereby TranSwitch shall acquire all of
                    ----------------
the outstanding capital stock of Alacrity through the merger of Merger Sub with and into Alacrity (the "Merger");
                        ------

          WHEREAS, in connection with the Merger, TranSwitch desires to purchase from Sellers all of the outstanding amount of convertible interest-bearing promissory notes of Alacrity owned and held by the Sellers and set forth on
Schedule 2.01 (the "Notes");
-------------       -----

          WHEREAS, each Seller desires to sell to TranSwitch all of the Notes owned by such Seller;

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1.  Definitions. (a) The following terms, as used herein, have the
                -----------
following meanings:

                    "Ancillary Agreements" means the Registration Rights Agreement.


                    "TranSwitch Stock" means the number of shares of common
                     ----------------
stock, $.001 par value per share ("TranSwitch Common Stock"), of TranSwitch as
                                   -----------------------
is determined by dividing $1,271,000 by the average of the last reported sale price of the common stock of the TranSwitch on the Nasdaq National Average for the 20 trading days ending the fifth day immediately preceding the Closing Date (subject to appropriate adjustment in the event of a stock split or reverse stock split) (the "Average Price"). On the Closing Date, the Average Price, as
                   -------------
calculated pursuant to this paragraph, will be $83.91.

                    "Closing Date" means the date of the Closing.
                     ------------

                    "Effective Time" shall have the meaning assigned in the
                     --------------
Merger Agreement.

           "Material Adverse Effect" means a material adverse effect on the
            -----------------------
business, assets, condition (financial or otherwise), results of operations or prospects of the Alacrity.

           "1934 Act" means the Securities Exchange Act of 1934, as amended, and
            --------
the rules and regulations promulgated thereunder.

           "Person" means an individual, corporation, partnership, association,
            ------
trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "Registration Rights Agreement" means the Registration Rights
            -----------------------------
Agreement between Sellers, TranSwitch and the other parties thereto in the form of Exhibit 8.2 to the Merger Agreement.
   -----------

           "Subsidiary" means any entity of which securities or other ownership
            ----------
interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Alacrity.

           "Total TranSwitch Common Stock" shall have the meaning assigned to it
            -----------------------------
in the Merger Agreement.

           (b) Each of the following terms is defined in the Section set forth opposite such term:


               Term                                Section
               ----                                -------
               Alacrity                            recitals
               Closing                               2.2
               Commission                            4.5(f)
               Alacrity Securities                   3.5
               Notes                               recitals
               Purchase Price                        2.1
               TranSwitch                          recitals
               Merger Sub                          recitals
               Registrable Shares                    7.2

                                   ARTICLE II

                               PURCHASE AND SALE

         2.1.  Purchase and Sale.  Upon the terms and subject to the conditions
               -----------------
of this Agreement, each Seller, severally but not jointly, shall sell to TranSwitch, and TranSwitch shall purchase from each such Seller, at the Closing, that amount of Notes as is set forth opposite such Seller's name on Schedule
                                                                    --------
2.1.  The aggregate purchase price for each Seller with respect to their Notes,
---
to be paid in shares of TranSwitch Stock, shall be equal to the amount of Notes, including outstanding principal and interest as of the Closing Date, held by such Seller, divided by the Average Price, rounded down to the nearest whole share (in each instance, such shares of TranSwitch Stock being referred to as the "Purchase Price"). Sellers shall acknowledge that the sale by Sellers of
     --------------
Notes held by them, and the payment to Sellers hereunder shall release Alacrity from any and all obligations of Alacrity to the Sellers under the Notes, which obligations shall now run to TranSwitch. Such payment shall also constitute full payment, satisfaction and discharge of the obligations of TranSwitch to the Sellers under this Agreement. The Purchase Price shall be paid as provided in
Section 2.2.

         2.2.  Closing.  The closing (the "Closing") of the purchase and sale of
               -------                     -------
the Notes hereunder shall take place at the offices of TranSwitch's Counsel in Boston, Massachusetts or such other location as the parties may mutually agree upon, but in no event later than the Closing Date set forth in the Agreement and Plan of Reorganization ("Merger Agreement") by and among Alacrity, TranSwitch,
                         ----------------
TXC Acquisition Corporation and the other parties thereto (the "Merger Closing
                                                                --------------
Date") or at such other time or place as TranSwitch, Alacrity and Sellers may
----
agree in writing.  At the Closing,

               (a) The number of shares of TranSwitch Common Stock to be received for each Note shall be as provided in Section 2.1 hereof.

               (b) The appropriate parties shall enter into the Ancillary Agreements.

               (c) The parties shall execute and deliver any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

               (d) Each of the Sellers shall have executed a Form W-8 attached as Exhibit 2.2 hereto.
   -----------

         2.3.  Exchange Agent. Boston EquiServe LP, or such other national or
               --------------
 state bank as is selected by TranSwitch, shall act as the agent for TranSwitch for purposes of mailing and receiving transmittal letters and distributing consideration to the Sellers (the "Exchange Agent").
                                    --------------

         2.4.  No Fractional TranSwitch Common. Notwithstanding any other
               -------------------------------
provision of this Agreement, neither certificates nor script for fractional shares of TranSwitch Common Stock shall be issued to any Seller and the holder thereof shall not be entitled to any voting or other rights of a holder of shares or a fractional share interest. Each Seller who otherwise would have been entitled to receive a fraction of a share of TranSwitch Common Stock shall receive in lieu thereof cash, without interest, in an amount determined by multiplying such seller's fractional interest by the Average Price. All amounts of cash in respect of fractional interests which have not been claimed at the end of three years from the Effective Time by surrender of Notes shall be repaid to the Surviving Corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

         2.5.  Distribution of TranSwitch Stock in Exchange for the Notes.
               ----------------------------------------------------------

               (a) As soon as practicable after the Effective Time, the Exchange Agent shall distribute the TranSwitch Stock as provided in this Section
2.5. TranSwitch shall deliver to the Exchange Agent one or more certificates representing in the aggregate the number of shares of TranSwitch Stock issuable pursuant to this Agreement in sufficient time for the Exchange Agent to make such distribution. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to any shares of TranSwitch Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

               (b) Within five business days after the Effective Time, TranSwitch shall cause to be mailed to Seller, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Notes shall pass, only upon receipt of the Notes by the Exchange Agent, and shall be in such form and have such other provisions as TranSwitch may reasonably specify) and (ii) instructions for use in effecting the transfer of the Notes to TranSwitch in exchange for certificates representing shares of TranSwitch Stock and cash (if any). Upon exchange of a Note to the Exchange Agent or to such other agent or agents as may be appointed by TranSwitch, with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Seller shall be entitled to receive in exchange for the Notes a certificate representing the number of whole shares of TranSwitch Stock and payment in lieu of fractional shares which such Seller has the right to receive (if any), and the Note so exchanged shall thereafter be transferred to TranSwitch. Until so exchanged, each outstanding Note that, prior to the Effective Time, represented an indebtedness of Alacrity will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of TranSwitch Stock into which such Notes shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares (if any). All other rights of each Seller as a holder of a Note, including the right to interest payable after the Effective Time, shall cease as of the Effective Time. Unless and until any such outstanding Notes shall be so exchanged, no dividend (cash or stock) payable to holders of record of shares of TranSwitch Stock as of any date subsequent to the Effective Time shall be paid to the holder of any such outstanding Note and all other rights as a shareholder of TranSwitch shall be suspended, but upon such exchange of such outstanding Note there shall be paid to the record holder of the Note the certificate of shares of TranSwitch Stock in exchange therefor, the amount of dividends, if any, without interest and less any taxes which may have been imposed thereon, that have therefore become payable with respect to the number of those shares of TranSwitch Stock represented by such certificate issued upon such transfer and exchange, and all other rights as shareholder of TranSwitch shall thereafter be restored.

         2.6.  Withholding Taxes.  TranSwitch, Alacrity or the Exchange Agent
               -----------------
shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as TranSwitch or the Exchange Agent determine they are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local, or foreign Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Person in respect of which such deduction and withholding was made. To the extent that the amount so required to be deducted or withheld from any payment exceeds the cash portion of the consideration otherwise payable to such Person, TranSwitch, Alacrity and the Exchange Agent are hereby authorized to sell or otherwise dispose of at fair market value such portion of consideration as is necessary to provide sufficient funds to TranSwitch, Alacrity and the Exchange Agent, as the case may be, in order to enable it to comply with such deduction or withholding requirement.

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                              ALACRITY AND SELLERS

         Alacrity and each of the Sellers hereby incorporate the representations and warranties contained in Article III of the Merger Agreement and restate such representations and warranties as though fully set forth herein. Alacrity and each of the Sellers, to the knowledge of each Seller, jointly and severally, represent and warrant to TranSwitch and Merger Sub such representations and warranties.


                                   ARTICLE IV

                           ADDITIONAL REPRESENTATIONS
                           AND WARRANTIES OF SELLERS

         Each Seller, severally but not jointly, represents and warrants to, and agrees with, TranSwitch and Merger Sub as follows:

         4.1.  Title to and Validity of Notes. Subject to applicable community
               ------------------------------
property laws, such Seller is the lawful owner of the Notes to be exchanged for the TranSwitch Stock pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Notes, free of all Liens.

         4.2.  Authority. Such Seller has, and on the Closing Date will have,
               ---------
full legal right, power and authority to enter into this Agreement and to sell and deliver the Notes owned by him, her or it in the manner provided herein. Such Seller has duly and validly executed this Agreement and has, or prior to the Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of such Seller in accordance with its terms.

         4.3.  Consent, Approvals. The execution, delivery and performance of
               ------------------
this Agreement and the other agreements contemplated hereby by such Seller, and the consummation of the transactions contemplated hereby or thereby, will not require, on the part of such Seller, any consent, approval, authorization or other order of, or any filing with, any Governmental Entity, or under any contract, agreement or commitment to which such Seller is a party or by which such Seller or property of such Seller is bound, and will not constitute a violation on the part of such Seller of any law, administrative regulation or ruling or court decree, or any contract, agreement or commitment, applicable to such Seller or property of such Seller.

         4.4.  Power To Act as Trustee or Executor.  If such Seller is serving
               -----------------------------------
as trustee or executor with respect to its Notes, such Seller is duly authorized and empowered by the instruments creating such trust or trusts or by the will of which such Seller is acting as executor and under applicable law to enter into this Agreement with respect to the Notes held by such Seller and to consummate the transactions contemplated herein.

         4.5.  Access to Information; Accredited Investor Representation.
               ---------------------------------------------------------

               (a) Each Seller acknowledges that all documents, records and books pertaining to the investment in the TranSwitch Stock have been made available for inspection by him, his attorney, accountant, purchaser representative and tax advisor (collectively, the "Advisors") and that the
                                                   --------
Seller has carefully reviewed and understands the information contained therein;

               (b) Each Seller and the Advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of TranSwitch concerning the offer and sale of the TranSwitch Common Stock and all such questions have been answered to the full satisfaction of the Seller and his Advisors;

               (c) In evaluating the suitability of an investment in TranSwitch, each Seller has not relied upon any representation or other information (oral or written) other than as contained in documents or answers to questions so furnished to the Seller or his Advisors by TranSwitch;

               (d) Each Seller, together with the Advisors, has such knowledge and experience in financial, tax and business matters so as to enable him to utilize the information made available to him in connection with the purchase of the TranSwitch Common Stock to evaluate the merits and risks of an investment in the TranSwitch Common Stock and to make an informed investment decision with respect thereto;

               (e) Each Seller has adequate means of providing for his current needs and foreseeable contingencies and has no need for his investment in the TranSwitch Common Stock to be liquid;

               (f) Each Seller acknowledges that he or she has previously received each SEC Report (as hereinafter defined) filed with the Securities and Exchange Commission (the "Commission") and has had a reasonable opportunity to
                          ----------
ask questions of and receive answers from a person or persons acting on behalf of TranSwitch concerning such documents, and all such questions have been answered to the full satisfaction of the Seller and his Advisors.

         4.6.  Purchase for Investment.  Each Seller is acquiring the shares of
               -----------------------
TranSwitch Common Stock for investment for his own account and not with a view to, or for sale in connection with, any distribution thereof. Each Seller agrees that the shares of TranSwitch Stock acquired by such Seller may not be sold, transferred or otherwise disposed of unless such shares are registered with the SEC and the securities regulatory authorities of certain states or unless an exemption from such registration is available.

                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF TRANSWITCH AND MERGER SUB

         TranSwitch and Merger Sub hereby incorporate and adopt the representations and warranties contained in Article V of the Merger Agreement and restate such representations and warranties as though fully set forth herein.

                                   ARTICLE VI

                            COVENANTS OF THE SELLERS


         Each Seller agrees that:


         6.1.  Confidentiality.  Sellers and their Affiliates will hold, and
               ---------------
will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning TranSwitch furnished to Sellers or their Affiliates in connection with the transactions contemplated by this Agreement, and (after the Closing
Date) all confidential documents and information concerning Alacrity, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Sellers, (ii) in the public domain through no fault of Sellers or (iii) later lawfully acquired by Sellers from sources other than Alacrity or TranSwitch; provided that Sellers may disclose such information
                             --------
to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Sellers of the confidential nature of such information and are directed by Sellers to treat such information confidentially. The obligation of Sellers and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

                                  ARTICLE VII

                            COVENANTS OF TRANSWITCH

         TranSwitch agrees that:

         7.1.  Confidentiality.  Prior to the Closing Date and after any
               ---------------
termination of this Agreement, TranSwitch will hold, and will use its best efforts to cause its respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Alacrity furnished to TranSwitch in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by TranSwitch, (ii) in the public domain through no fault of TranSwitch or (iii) later lawfully acquired by TranSwitch from sources other than Alacrity; provided
                                                                        --------
that TranSwitch may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by TranSwitch of the confidential nature of such information and are directed by TranSwitch to treat such information confidentially. The obligation of TranSwitch to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, TranSwitch will, and will use its best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by TranSwitch or on its behalf from a Seller, Alacrity in connection with this Agreement that are subject to such confidence.

         7.2.  Resale Registration Statement.  TranSwitch agrees to cause a
               -----------------------------
registration statement on Form S-3 under the Securities Act relating to the resale of the TranSwitch Stock (the "Registrable Shares") to be filed pursuant
                                     ------------------
to the Registration Rights Agreement no later than fifteen (15) days after the Effective Time (the "Initial Filing Date"), and agrees to use commercially
                     -------------------
reasonable efforts to (i) have such registration statement declared effective no later than six weeks after the Initial Filing Date and (ii) maintain the effectiveness of such registration statement until the earlier of one (1) year from the Effective Time and the date on which all Registrable Shares have been sold by Sellers .

         7.3.  1934 Act Reports.  TranSwitch agrees to file in a timely manner
               ----------------
all reports and other documents required of Alacrity under the 1934 Act.

                                  ARTICLE VIII

                            COVENANTS OF ALL PARTIES

         The parties hereto agree that:

         8.1.  Best Efforts.  Subject to the terms and conditions of this
               ------------
Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Sellers, TranSwitch, Alacrity and Merger Sub each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         8.2.  Certain Filings.  Sellers, Alacrity and TranSwitch shall
               ---------------
cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         8.3.  Public Announcements.  The parties agree to consult with each
               --------------------
other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.


                                   ARTICLE IX

                             CONDITIONS TO CLOSING

         9.1.  Conditions to the Obligations of Each Party.  The obligations of
               -------------------------------------------
TranSwitch and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

               (a) No proceeding challenging this Agreement or the Merger Agreement or the Merger or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

               (b) Each other party shall have executed and delivered the Ancillary Agreement to be entered into by it at Closing, in each case substantially in the form attached as an exhibit to this Agreement.

               (c) Each of the conditions to closing specified in Article IX of the Merger Agreement shall have been satisfied or waived.

               (d) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been obtained.

         9.2.  Conditions to Obligation of TranSwitch.  The obligation of
               --------------------------------------
TranSwitch to consummate the Closing is subject to the satisfaction of the following further conditions:

               (a)    The Merger shall have become effective.

               (b)(i) The representations and warranties of Alacrity and the Sellers set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of TranSwitch and (iii) for representations and warranties specifically limited to an earlier date(s). TranSwitch will have received a certificate signed by or on behalf of each of the Sellers and by the Chief Executive Officer, Chief Technology Officer, Senior Director of Technical Development and Director of Operations of Alacrity to such effect on the Closing Date.

               (c) Alacrity and the Sellers will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date except (i) as otherwise contemplated or permitted by this Agreement and (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of TranSwitch, and TranSwitch will have received a certificate signed by each holder of Alacrity Common Stock or Preferred Stock, each director of Alacrity, and each officer of Alacrity to such effect on the Closing Date.

               (d) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by TranSwitch of the business of Alacrity after the Closing Date, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

               (e) Each of the Sellers and Alacrity shall have executed and delivered the Ancillary Agreement to be entered into by them or it at the Closing, in each case substantially in the form attached as an exhibit to the Merger Agreement.

               (f) TranSwitch shall have received all other closing documents specified in Section 2.2 of this Agreement, Section 9.2 of the Merger Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to TranSwitch.

         9.3.  Conditions to Obligation of Sellers.  The obligation of Sellers
               -----------------------------------
to consummate the Closing is subject to the satisfaction of the following further conditions:

               (a) The representations and warranties of TranSwitch and Merger Sub set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Alacrity will have received a certificate signed on behalf of TranSwitch by a duly authorized officer of TranSwitch to such effect.

               (b) TranSwitch and Merger Sub will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Alacrity will have received a certificate signed on behalf of TranSwitch by officers of TranSwitch to such effect.

               (c) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

               (d) TranSwitch shall have executed and delivered each of the Ancillary Agreements to be entered into by it at the Closing, in each case substantially in the form attached as an exhibit to the Merger Agreement.

               (e)  Sellers shall have received all items specified in Section
2.2 of this Agreement and all other closing documents that they may reasonably request, all in form and substance reasonably satisfactory to them.


                                   ARTICLE X

                                    RESERVED

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1.  Notices.  All notices, requests, demands or other communications
                -------
which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

         If to TranSwitch:
         ----------------

                              TranSwitch Corporation
                              Three Enterprise Drive
                              Shelton, CT 06484
                              Attn:  Michael F. Stauff, Chief Financial Officer

               with a copy to:

                              Timothy C. Maguire, Esq.
                              Testa, Hurwitz & Thibeault, LLP
                              High Street Tower
                              125 High Street
                              Boston, MA 02110
                              Telecopy: (617) 248-7100

           if to Alacrity, to:

                              Alacrity Communications, Inc.
                              1880 Milmont Drive
                              Milpitas, CA 95035
                              Telecopy:  (408) 957-9580

               with a copy to:

                              Mark J. Casper, Esq.
                              Wilson, Sonsini, Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, CA 94304
                              Telecopy:  (650) 498-4082

               if to a Seller:

                              at his or her address shown in
                              Schedule 2.01
                              -------------

         11.2.  Entire Agreement.  This Agreement, including the exhibits,
                ----------------
schedules and other agreements delivered pursuant to this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter.

         11.3.  Governing Law; Consent to Jurisdiction.  This Agreement will be
                --------------------------------------
governed by the internal laws of the State of California. Legal proceedings relating to this Agreement, the agreements executed in connection with this Agreement or the transactions contemplated hereby or thereby that are commenced against TranSwitch, Merger Sub or the Surviving Corporation may be commenced only in the state or federal courts in or for Shelton, Connecticut. Any such legal proceedings that are commenced against Alacrity or against any Seller may be commenced only in the state or federal courts in or for Milpitas, California. Each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The foregoing provisions will not be construed to preclude any party from bringing a counter-claim in any action or proceeding properly commenced in accordance with the foregoing provisions. Process in any such action or proceeding may be served on any party anywhere in the world.

                    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              TRANSWITCH CORPORATION


                              By:   s/s Robert G.Pico
                                 --------------------
                               Title:  Vice-President


                              TXC ACQUISITION CORPORATION


                              By: s/s Robert G. Pico
                                 -------------------
                               Title:  Vice President


                              ALACRITY COMMUNICATIONS INC.


                              By: s/s Lee Bauma
                                ---------------
                               Title:  President


                              TRIOPHY INVESTMENTS LTD.


                              By: s/s K.S. Chay
                                 --------------
                               Title:  Investment Advisor


                              CURRENT VENTURES II, LTD.


                              By: s/s Jerald P.Shaevitz
                                 ----------------------
                               Title:  Senior Vice President
                                       KLM Capital Management, Inc.

                                                                    Schedule 2.1
                                                                    ------------

                                                               TranSwitch
                                 Principal and                 Shares to be
Name and Address of Seller       Interest of Notes             Received
--------------------------       -----------------             --------

Triophy Investments, Ltd.        $709,667.69                   8,457.5781032
c/o 20 Ayer Rajah Crescent
#04-06 Ayer Rajah Industrial
Estate Singapore 139964

Current Ventures II, Ltd.        $561,473.78                   6,691.4535019
10 Almaden Blvd.  Ste. 988
San Jose CA  95113